**FIRST AMENDMENT TO
LOAN AND SECURITY
AGREEMENT**

THIS FIRST AMENDMENT ("***Amendment***") to the Loan and Security Agreement dated October 10, 2019 ("***Loan Agreement***") is entered into November 15, 2021, between Lightning eMotors, Inc. (formerly, Lightning Hybrids, LLC), a Delaware corporation ("***Borrower***"), and Cupola Infrastructure Income Fund, L.L.L.P., a Colorado limited liability limited partnership ("***Lender***"). Unless otherwise defined in this Amendment, capitalized terms herein shall have the meanings given them in the Loan Agreement.

RECITALS

A. Borrower and Lender entered into the Loan Agreement on October 10, 2019, under which Lender has extended working capital and term loans to Borrower.

B. Under Section 6.2 of the Loan Agreement, Borrower is required to submit to Lender (i) certain financial reports on a monthly, quarterly and annual basis and (ii) other material reports as required or requested (the "***Reporting Covenants***").

C. As of May 7, 2021, Borrower became subject to public reporting requirements under the Exchange Act.

D. Borrower and Lender desire to modify the Reporting Covenants as provided herein in consideration of Borrower's reporting requirements under the Exchange Act.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree to amend the Loan Agreement as follows:

1. Financial Reporting Covenants. Section 6.2 is hereby amended and replaced in its entirety with the following:

6.2 Financial Statements, Reports. Submit to Lender:

(a) On a monthly basis, no later than fifteen (15) Business Days after the last day of each month, a duly completed and executed Compliance Statement, confirming that, as of the end of such month, Borrower was in full compliance in all material respects with all of the terms and conditions of this Agreement, and setting forth such other information as Lender may reasonably request.

(b) Upon Lender's request, no later than forty-five (45) days after the end of each Quarter, a consolidated balance sheet, statement of cash flows and income statement covering Borrower's consolidated operations for such Quarter.

(c) The following reports on an annual basis:

(i) commencing with Borrower's fiscal year ending on December 31, 2019, annual, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm reasonably acceptable to Lender, no later than one hundred eighty (180) days after the last day of Borrower's fiscal year; and

(ii) upon Lender's request, Borrower's annual operating budgets (broken out by month) for the upcoming fiscal year and quarterly Financial Projections for the upcoming fiscal year together with any related business forecasts used in preparation of such Financial Projections, in each case approved by Borrower's Board, no later than thirty (30) Business Days after the end of each fiscal year of Borrower.

(d) Prompt written notice of and additional documentation, as required, regarding any of the following:

(i) any changes to the beneficial ownership information set out in Section 2 of the Perfection Certificate. Borrower understands and acknowledges that Lender relies on such true, accurate and up-to-date beneficial ownership information to meet Lender's regulatory obligations to obtain, verify and record information about the beneficial owners of its legal entity customers;

(ii) copies of all statements, reports and notices made available to Borrower's equity holders or to any holders of Subordinated Debt within five (5) Business Days of delivery;

(iii) any legal actions pending or threatened in writing against Borrower or any of its Subsidiaries that could result in damages or costs to Borrower or any of its Subsidiaries;

(iv) any breach in any material respect under any Material Contract or any agreement to any amendment, modification or other change to or waiver of its rights under any Material Contract if such amendment, modification, change or waiver would be adverse in any material respect to Lender;

(v) any amendment to or termination of any Collateral Access Agreement or if Borrower enters into a new Collateral Access Agreement; and

(vi) such other information regarding Borrower or compliance with the terms of this Agreement or any Loan Documents as reasonably requested by Lender from time to time, including without limitation, (x) a Borrowing Base Statement in the form attached as Exhibit E and (y) a six

(6) month forecast of Borrower's Financial Projections.

Any submission by Borrower of a Compliance Statement, a Borrowing Base Statement or any other financial statement submitted to the Lender pursuant to this Section 6.2 shall be deemed to be a representation by Borrower that (i) as of the date of such Compliance Statement, a Borrowing Base Statement or other financial statement, the information and calculations set forth therein are true, accurate and correct in all material respects, (ii) as of the end of the compliance period set forth in such submission, Borrower is in complete compliance with all required covenants except as noted in such Compliance Statement, a Borrowing Base Statement or other financial statement, as applicable, (iii) as of the date of such submission, no Events of Default have occurred and are continuing, (iv) all representations and warranties other than any representations or warranties that are made as of a specific date in Section 5 remain true and correct in all material respects as of the date of such submission except as noted in such Compliance Statement, a Borrowing Base Statement or other financial statement, as applicable, (v) as of the date of such submission, Borrower and each of its Subsidiaries has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9, and (vi) as of the date of such submission, no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Lender.

2. Compliance Statement. Exhibit B is amended in its entirety and shall be replaced with the attached Exhibit B.

3. No Other Modification. Except as modified herein, all of the terms, covenants, provisions, warranties and conditions of the Loan Agreement shall remain in full force and effect and enforceable in accordance with their terms.

4. Survivor and Assigns. This Amendment shall be binding upon the successors and assigns of Borrower and Lender.

5. Partial Invalidity Not to Effect Remainder. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of the Loan Agreement or this Amendment, and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

6. Integration. This Amendment embodies the final and entire agreement between the parties, and supersedes any and all prior commitments, agreements, representations and understandings, whether written or oral, with respect to the terms of this Amendment.

[Signature page follows]

IN WITNESS WHEREOF, this Amendment is executed effective as of the date first written above.

Borrower:
Lightning eMotors, Inc.

By: [signature]
Name: Teresa Covington
Title: CFO

Lender:
Cupola Infrastructure Income Fund, LLLP

By: Asset Management Group Investment Corp., General Partner

By: [signature]
Name: Michael D. Bergmann
Title: Vice President